Exhibit 10.3

Execution Version

August 4, 2021

STRICTLY CONFIDENTIAL

Ecoark Holdings, Inc.

303 Pearl Parkway, Suite 200

San Antonio, TX 78215

Attn: Randy S. May, Chief Executive Officer

Dear Mr. May:

Reference is made to that certain engagement agreement (the “Engagement Agreement”), dated as of July 30, 2021, by and Ecoark Holdings, Inc. (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”). Defined terms used herein but not defined herein shall have the meanings given to such terms in the Engagement Agreement. The parties have agreed to amend the terms of the Engagement Agreement on the terms set forth herein.

Section A.1 of the Engagement Agreement shall be replaced with the following:

“1. Cash Fee. The Company shall pay to Wainwright a cash fee, or as to an underwritten Offering an underwriter discount, equal to 7.0% of the aggregate gross proceeds raised in each Offering and 7.0% of the aggregate gross proceeds received from the cash exercise of any warrants issued in an Offering. The fee payable on such exercise of warrants shall be paid to Wainwright promptly following receipt by the Company and in any event within five (5) days from the date(s) on which such warrants are exercised.”

The following sentence shall be added at the end of first sentence of Section A.2 of the Engagement Agreement:

“Upon any exercise for cash of any warrants issued to investors in each Offering, the Company shall issue to Wainwright (or its designees), within five (5) business days of the Company’s receipt of the exercise price, the Wainwright Warrants to purchase that number of shares of common stock of the Company equal to 7.0% of the aggregate number of such shares of common stock underlying the warrants that have been so exercised.”

Except as expressly set forth above, all of the terms and conditions of the Engagement Agreement shall continue in full force and effect after the execution of this amendment and shall not be in any way changed, modified or superseded except as set forth herein.

This amendment may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

430 Park Avenue | New York, New York 10022 | 212.356.0500

Security services provided by H.C. Wainwright & Co., LLC | Member: FINRA/SIPC

IN WITNESS WHEREOF, this amendment is executed as of the date first set forth above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By	/s/ Mark W. Viklund
	Name:	Mark W. Viklund
	Title:	Chief Executive Officer

Accepted and Agreed:

ECOARK HOLDINGS, INC.

By	/s/ Randy May
	Name:	Randy May
	Title:	CEO

[Signature Page to ZEST Engagement Agreement Amendment]